Exhibit (e)
AUDITOR’S CONSENT
     We hereby consent to the incorporation by reference in Registration Statement No. 333-156316 of KfW (filed under Schedule B) of our report dated March 9, 2009 relating to the consolidated financial statements of KfW, which appears in KfW’s Annual Report on Form 18-K for the year ended December 31, 2007, as amended.
March 27, 2009

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Christoph Theobald Christoph Theobald	By:	/s/ Björn Grunwald ppa. Björn Grunwald
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)